United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K
(Amendment #1)

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 6, 2012

Date of Report
[Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.
 (Exact name of Registrant as specified in its Charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

16624 North 90th Street, Suite 200
Scottsdale, AZ 85260
(Address of Principal Executive Offices, including zip code)

(480) 998-2100
(Registrant’s Telephone Number, including area code)

___________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -  Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement

On September 3, 2012, we effectuated the closing of the Asset Purchase Agreement (the “Agreement”) with  One Health Urgent Care, Inc., an Arizona corporation, and our wholly owned subsidiary (“One Health”); MCS Ventures I, PC., MCS Ventures II, PC., MCS Ventures III, PC., MCS Ventures IV, PC., MCS Ventures V, PC., MCS Ventures VI, PC. and MCS Ventures VII, PC (the “Sellers”).  The Agreement was amended on November 30, 2012, with the original September 3, 2012, effective date.  Pursuant to the amended Agreement, One Health has agreed to purchase the assets, certain liabilities and operations of the Sellers for 10,000,000 “Purchase Shares” of our common stock.  In addition, under a separate employment agreement, we committed to issue an additional 10,600,000 “Bonus Shares” of our common stock as a one-time stock bonus upon the execution of the employment agreement.

Under the terms of the Agreement the trading price of both the Purchase Shares and Bonus Shares, totaling 20,600,000 shares, contains a stock price guarantee as follows:

           (i)  Stock Price Guarantee for Year #1:  If by September 5, 2013, the Closing Price of our common stock has not been equal to or exceeding $1.00 for 20 consecutive trading days immediately prior, we are required to issue to Sellers such number of additional restricted shares of its common stock as to make up the difference between $10,000,000 (10,000,000 purchase shares X $1.00) and the actual Closing Price of the common stock multiplied by 10,000,000 shares. (For example if the actual Closing Price of the common stock was $.80 Sellers would be issued 2,500,000 additional shares. ($10 million – $8 million [$0.80 X 10,000,000 = $8,000,000] = $2 million shortfall; $2,000,000/$0.80 per share = 2,500,000 additional shares).

(ii)  Stock Price Guarantee for Year # 2:  If by September 5, 2014, the Closing Price of our common stock has not been equal to or exceeding $1.50 for 20 consecutive trading days immediately prior, we are required to issue to Sellers such number of additional restricted shares of its common stock as to make up the difference between $15,000,000 (10,000,000 purchase shares X $1.50) and the actual Closing Price of the common stock multiplied by 10,000,000 shares. (For example if the actual Closing Price of the common stock was $ 1.00 Sellers would be issued 5,000,000 additional shares).

(iii)  Floor Price.  The Stock Price Guarantee has a minimum floor price limiting the amount of stock to be issued to compensate Sellers for certain price fluctuations.   For Year #1, the Floor Price is $0.53 cents per share.  For Year #2,  the Floor Price is $0.20 per share.

(iv)  Stock Price Guarantee Dates.  For Year #1, the Stock Price Guarantee date is September 5, 2013 for the Purchase Shares and June 30, 2013 for the Bonus Shares.  For Year #2, the Stock Price Guarantee date is September 5, 2014, for the Purchase Shares and June 30, 2014, for the Bonus Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2012	Capital Group Holdings, Inc. /s/ Erik Cooper By: Erik Cooper Its: Chief Executive Officer and President (Principal Executive Officer)